UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AUDIOEYE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2939845
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5210 E. Williams Circle, Suite 750 Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213916

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered

The class of securities to be registered hereby is the common stock, par value $0.000001, of AudioEye, Inc. (the “Common Stock”).

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-213916) as originally filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 30, 2016 and as subsequently amended (the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by AudioEye, Inc. with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 4, 2018	AUDIOEYE, INC.

	By:	/s/ Todd Bankofier
Todd Bankofier
Chief Executive Officer

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